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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

      The Smith & Wollensky Restaurant Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

      The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 21, 1997.

      The Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions setting forth the Amended and Restated Certificate of Incorporation herein contained, declaring its advisability and directing that such Amended and Restated Certificate of Incorporation be submitted to the holders of the issued and outstanding capital stock for approval in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and the Corporation's Certificate of Incorporation, as previously amended.

      The Amended and Restated Certificate of Incorporation was duly adopted, after having been declared advisable by the Board of Directors of the Corporation, by the stockholders of the Corporation by written consent in accordance with Sections 228; 242 and 245 of the General Corporation Law of the State of Delaware, and prompt written notice of the taking of the action without a meeting by less than unanimous written consent has been given in accordance with section 228(e) to the stockholders who did not consent in writing.

      The text of the Amended and Restated Certificate of Incorporation of the Corporation, as restated and amended (herein called the "Restated Certificate of Incorporation") shall read in its entirety as follows:

      FIRST: The name of the Corporation is:

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

      SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

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      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 90,000,000 shares of Common Stock (with $.01 par value per share) ("Common Stock").

      The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Common Stock shall be as follows:

      1. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. There shall be no cumulative voting for the election of directors.

      2. Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

      3. Dissolution, Liquidation or Winding Up. In the event of liquidation, distribution, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, or whatever kind available for distribution to stockholders after payment of debts and liabilities, ratably in proportion to the number of shares of Common Stock held by them respectively.

      4. No holder of any of the shares of Common Stock or of options, warrants or other rights to purchase shares of Common Stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock or any additional shares to be issued by reason of any increase of the authorized capital stock of the Corporation, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation, or carrying any right to purchase stock, but any such unissued stock, additional authorized issue of shares of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations (including such holders or others) and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

      5. Shares of authorized Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

      6. The number of authorized shares of Common Stock may be increased or decreased from time to time (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock of the Corporation entitled to vote thereon.


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      FIFTH:

      A. Number, Election and Terms of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the Board of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected to each class. The current members of Class I shall be Jay M. Green and Richard S. LeFrak and they shall hold office for a term to expire at the Annual Meeting of the Stockholders to be held in 2002; the current members of Class II shall be Eugene I. Zuriff and C. Hunter Boll and they shall hold office for a term to expire at the Annual Meeting of the Stockholders to be held in 2003; the current members of Class III shall be Alan N. Stillman, James M. Dunn and Thomas
H. Lee and they shall hold office for a term to expire at the Annual Meeting of the Stockholders to be held in 2004, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held commencing with the annual election in 2002, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of the Stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

      B. Removal. Any Director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of Directors; or a majority vote of the Board of Directors. The vacancy in the directorship shall be filled by election of a majority of the remaining Directors then in office, though less than a quorum, or the holders of a majority of the shares then entitled to vote generally in the election of Directors.

      C. Amendment, Repeal or Alteration. Notwithstanding any other provisions of the Restated Certificate of Incorporation or the Restated By-Laws of the Corporation; or the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of greater than fifty percent (50%) of the voting power of the outstanding Common Stock of the Corporation entitled to vote generally in the election of Directors shall be required to amend, alter, adopt any provision inconsistent with or to repeal this Article FIFTH.

      SIXTH: The Corporation hereby elects in this Restated Certificate of Incorporation to be governed by Section 203 of the General Corporation Law of Delaware.

      SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them; any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof; or on the application of any receiver or receivers appointed for the


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Corporation under the provisions of section 291 of Title 8 of the Delaware Code;
or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, of the Corporation, as the case may be, and also on the Corporation.

      EIGHTH: Except to the extent prohibited by Delaware law, no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      If the General Corporation Law of the State of Delaware is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

      NINTH:

      1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action suit or proceeding by judgment,


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order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, except as set forth in Section 7 of this Article NINTH, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with an actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (i) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation or (ii) initiated and approved by the Board of Directors of the Corporation against the Indemnitee. Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

      2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys fees) which the Court of Chancery of Delaware or such other court shall deem proper.

      3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Restated Certificate of Incorporation, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article NINTH, or in defense of any claim; issue or matter therein or on appeal from any such action, suit or proceeding he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding; is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was


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liable to the Corporation, (iii) a plea of guilty or nolo contendere by the
Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

      4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such a claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice to the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Restated Certificate of Incorporation. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      5. Advance of Expenses. Subject to the provisions of Section 6 of this Article NINTH, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article NINTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article NINTH, any expenses (including attorneys fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal from shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article NINTH. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

      6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article NINTH, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to


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determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 of this Article NINTH the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2 of this Article NINTH, as the case may be. Such determination shall be made in each instance by (a) a majority of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of Common Stock to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question,
(c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

      7. Remedies. The right to indemnification or advances as granted by this Article NINTH shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disruption thereof is made within the 60-day period referred to above in
Section 6 of this Article NINTH. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article NINTH shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article NINTH that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      8. Subsequent Amendment. No amendment, termination or repeal of this Article NINTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      9. Other Right. The indemnification and advancement of expenses provided by this Article NINTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article NINTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article NINTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of


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Directors, grant indemnification rights to other employees or agents of the
Corporation or other persons serving the Corporation; and such rights may be equivalent to, or greater or less than, those set forth in this Article NINTH and as limited by applicable law.

      10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article NINTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom; but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article NINTH or the General Corporation Law of the State of Delaware.

      12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article NINTH with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

      13. Savings Clause. If this Article NINTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in correction with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article NINTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

      14. Definitions. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

      15. Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article NINTH to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

      TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware.


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      A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the By-laws of the Corporation.

      B. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

      C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

      ELEVENTH: Except as otherwise stated elsewhere in this Restated Certificate of Incorporation, the Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

       TWELFTH:    The Corporation is to have perpetual existence.

                  [Remainder of Page Intentionally Left Blank]


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      IN WITNESS WHEREOF, The Smith & Wollensky Restaurant Group, Inc. has
caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by James M. Dunn, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Restated Certificate of Incorporation is his act and deed, and attested by Alan M. Mandel, its Secretary, as of the ____ day of April, 2001.

                                     THE SMITH & WOLLENSKY RESTAURANT
                                     GROUP, INC.


                                     By:
                                        ----------------------------------------
                                        Name:  James M. Dunn
                                        Title: President

ATTEST:

By:
   ---------------------------------------
    Name:  Alan M. Mandel
    Title: Secretary

[SEAL]


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